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                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                 FORM 8-K


                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): February 20, 1998

                         Tollycraft Yacht Corporation
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-21087                                86-0849925
(Commission File Number)           (I.R.S. Employer Identification No.)


            2200 Clinton Avenue, Kelso, Washington  98626
    (Address of principal executive offices, including Zip Code)

                            (360) 423-5160
           (Registrant's telephone number, including Area Code)


    (Former name or former address, if changed since last report)



Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On February 20, 1998, the Registrant issued 2,000,000 common shares to Manual Gomez Ramos Attorney Client Trust Account, Tijuana, Baja California, Mexico for a US$6,000,000 promissory note in a Regulation S transaction. The transaction is to assist in the relocation of its manufacturing and production facility from Kelso, Washington to Mexico. Tollycraft will continue to maintain its executive and sales office in the United States which is anticipated to move to Florida by mid July of 1998.

     The move will save the company an estimated $1,800,000 per year in General and Administrative costs and will reduce its labor costs on each vessel by an estimated 75%.

     Tp;;ucraft jad prders diromg 1997 that amounted to almost $40,000,000 and yet it still was not able to produce vessels at a profit. The company was being forced like its competitors to build larger and larger vessels because even though there was a demand for the smaller sized yachts it could not produce them at a profit. This move will allow Tolly to reintroduce its 30' and 40' vessels. It will also mean that the Champagne Series of vessels in the 70' to 120' range will be produced at a profit.



                                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLYCRAFT YACHT CORPORATION
By: /s/ Peter D. Hobbs

_____________________________
Peter D. Hobbs, Chairman

Dated:  February 20, 1998